Exhibit 99.2

News Release

Contacts:
Danielle Wuschke
Keane Public Relations
617.517.1445

Larry Vale
Keane Investor Relations
617-517-1290

KEANE, INC. ANNOUNCES APPOINTMENT OF KIRK ARNOLD AS VICE CHAIR
AND PRESIDENT AND CEO

BOSTON, January 22, 2007— Keane, Inc. (NYSE: KEA) announced today that Kirk Arnold has been named vice chair and president and chief executive officer of the company, effective January 29, 2007.  John Leahy, who is currently serving as interim president and chief executive officer, will return to his role as executive vice president and chief financial officer.

“Kirk Arnold is a seasoned veteran who puts a premium on execution that gets results for clients, shareholders, and employees,” said John Keane Sr., founder and chairman of Keane, Inc.  “The board believes her experience in managing global businesses and building strong customer relationships will position Keane for long-term growth.”

“I am thrilled to be joining a company that has such a rich history and a reputation for delivering value to clients,” said Arnold.  “Keane serves an impressive list of clients and can be proud of the work the team has done.  I’m looking forward to helping the company drive a new level of growth and accelerate momentum as we meet the global needs of our clients.”

Arnold will join Keane from Fidelity Investments where she was executive vice president of product, marketing and strategy for the Human Resources Outsourcing Group, a business process outsourcing (BPO) unit.  In that capacity, she was responsible for the management and development of all global service offerings, as well as for Fidelity’s strategy and marketing in the BPO arena.

Prior to joining Fidelity, Arnold was president and chief executive officer of NerveWire, Inc., a venture-backed IT services business that she helped launch in 2000.  Before launching NerveWire, Arnold spent six years at Computer Sciences Corp. as president of CSC Consulting.  While at CSC, she launched and acquired a number of new businesses that contributed to significant growth of CSC’s Consulting and Integration business, including the development of its first offshore development offering in India.

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Arnold started her career at IBM where she served in a variety of sales leadership positions, and was a member of the management team that began IBM’s focus on the services market.

“The past several months have been challenging, but thanks to the commitment of our employees around the globe, Keane remains strong,” said Leahy.  “Now we have a great opportunity to excel with the addition of a strong leader, Kirk Arnold.”

About Keane

In business since 1965, Keane, Inc. (NYSE: KEA) is a leading business process and IT services firm.  Keane delivers Application and Business Process Services to help clients transform their business and IT operations to achieve demonstrable, measurable, and sustainable business benefit.  As a trusted advisor and partner for its clients, Keane solves real business issues through the development and implementation of cost-effective, change-oriented, industry-specific solutions.

Specifically, Keane delivers highly synergistic application and business process services, including Application Development and Integration Services, Architecture Services, Application Outsourcing, Program Management, and Testing, as well as Business Transformation Services including Business Process Outsourcing.  Keane believes that business and IT improvements are best realized by streamlining and optimizing business and IT processes, implementing rigorous management disciplines, and fostering a culture of accountability through meaningful performance metrics.  Based in Boston, Mass., Keane delivers its services throughout the United States, Australia, Canada, India, and the United Kingdom.  For more information, visit www.keane.com.

Safe Harbor for Forward-Looking Statements:
Any statements in this press release about future expectations, plans and prospectus for Keane, including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates,” “intends,” “may,” “projects,” “will,” “would,” and similar expressions, are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995.  There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including:  political and economic conditions in India, the loss of one or more major clients, unanticipated disruptions to Keane’s business, the execution and successful completion of contracts, the successful completion of software development or management projects, the availability and utilization rate of professional staff, and other factors detailed under the caption “Risk Factors” in Keane’s Quarterly  Report on Form 10-Q for the quarter ended September 30, 2006.  Keane disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.